SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
January 4, 2010 (December 30, 2009)

DYNEGY INC.

DYNEGY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2009, upon receipt of the requisite consents to adopt proposed amendments to the indenture originally dated as of September 26, 1996, as amended and restated on March 23, 1998 and March 14, 2001 (the “Indenture”) with Wilmington Trust Company as the trustee, Dynegy Holdings Inc. (“DHI”), a wholly owned subsidiary of Dynegy Inc., entered into the sixth supplemental indenture to the Indenture (the “Sixth Supplemental Indenture”).  The Sixth Supplemental Indenture gives effect to the proposed amendments to the Indenture, which eliminate certain restrictive covenants in the Indenture solely with respect to DHI’s 6.875% Senior Notes Due 2011 and 8.750% Senior Notes Due 2012 (collectively, the “Notes”).

The foregoing is intended only to be a summary of the Sixth Supplemental Indenture and is qualified in its entirety by the Sixth Supplemental Indenture as executed on December 30, 2009, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.03 by reference.

Item 7.01	Regulation FD Disclosure.

On January 4, 2010, Dynegy issued a press release relating to matters disclosed in this Current Report on Form 8-K.  A copy of a press release is being furnished as Exhibit 99.1 and is herein incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document

10.1 99.1	Sixth Supplemental Indenture, dated as of December 30, 2009. Press release dated January 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: January 4, 2010	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel

DYNEGY HOLDINGS INC.
(Registrant)

Dated: January 4, 2010	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Document

10.1 99.1	Sixth Supplemental Indenture, dated as of December 30, 2009. Press release dated January 4, 2010.